Exhibit 99.1

Icahn Enterprises L.P. Reports First Quarter 2022 Financial Results

•	IEP reports first quarter net income attributable to IEP of $323 million and Adjusted EBITDA attributable to IEP of $616 million. This represents an improvement of $161 of net income attributable to IEP and $181 of Adjusted EBITDA attributable to IEP compared to Q1 2021.

•	Indicative Net Asset Value increased by $1.1 billion as of March 31, 2022 compared to December 31, 2021. The change in indicative net asset value includes, among other things, changes in the fair value of certain subsidiaries which are not included in our GAAP earnings.

•	Board approves quarterly distribution of $2.00 per depositary unit (the 68th consecutive quarterly distribution since 2005)

Sunny Isles Beach, Fla, May 6, 2022 -- Icahn Enterprises L.P. (Nasdaq:IEP) is reporting first quarter 2022 revenues of $4.1 billion and net income attributable to Icahn Enterprises of $323 million, or $1.06 per depositary unit. For the three months ended March 31, 2021, revenues were $3.4 billion and net income attributable to Icahn Enterprises was $162 million, or $0.65 per depositary unit. For the three months ended March 31, 2022, Adjusted EBITDA attributable to Icahn Enterprises was $616 million compared to $435 million for the three months ended March 31, 2021.

Indicative Net Asset Value increased by $1.1 billion as of March 31, 2022 compared to December 31, 2021. The change in indicative net asset value includes, among other things, changes in the fair value of certain subsidiaries which are not included in our GAAP earnings reported above.

On May 4, 2022, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $2.00 per depositary unit, which will be paid on or about June 29, 2022, to depositary unitholders of record at the close of business on May 20, 2022. Depositary unitholders will have until June 16, 2022, to make a timely election to receive either cash or additional depositary units. If a unitholder does not make a timely election, it will automatically be deemed to have elected to receive the distribution in additional depositary units. Depositary unitholders who elect to receive (or who are deemed to have elected to receive) additional depositary units will receive units valued at the volume weighted average trading price of the units during the five consecutive trading days ending June 24, 2022. Icahn Enterprises will make a cash payment in lieu of issuing fractional depositary units to any unitholders electing to receive (or who are deemed to have elected to receive) depositary units.

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Icahn Enterprises L.P., a master limited partnership, is a diversified holding company owning subsidiaries currently engaged in the following continuing operating businesses: Investment, Energy, Automotive, Food Packaging, Real Estate, Home Fashion and Pharma.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to the severity, magnitude and duration of the COVID-19 pandemic and its impact on the global economy, financial markets and industries in which our subsidiaries operate; the impacts from the Russia/Ukraine conflict, including economic volatility and the impacts of export controls and other economic sanctions, risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, declines in the fair value of our investments as a result of the COVID-19 pandemic, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, declines in global demand for crude oil, refined products and liquid transportation fuels as a result of the COVID-19 pandemic, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our automotive activities and exposure to adverse conditions in the automotive industry, including as a result of the COVID-19 pandemic; risks related to our food packaging activities, including competition from better capitalized competitors, inability of our suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; supply chain issues; inflation, including increased costs of raw materials and shipping, including as a result of the Russia/Ukraine conflict; labor shortages and workforce availability; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Additionally, there may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward-looking statements. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
	(in millions, except per unit amounts)
Revenues:
Net sales	$2,968	$2,218
Other revenues from operations	159	152
Net gain from investment activities	939	1,006
Interest and dividend income	42	26
Other loss, net	(24)	(18)
	4,084	3,384
Expenses:
Cost of goods sold	2,538	2,139
Other expenses from operations	128	118
Selling, general and administrative	301	316
Interest expense	134	195
	3,101	2,768
Income before income tax expense	983	616
Income tax expense	(98)	(17)
Net income	885	599
Less: net income attributable to non-controlling interests	562	437
Net income attributable to Icahn Enterprises	$323	$162

Net income attributable to Icahn Enterprises allocated to:
Limited partners	$317	$159
General partner	6	3
	$323	$162

Basic income per LP unit	$1.08	$0.66
Basic weighted average LP units outstanding	294	242

Diluted income per LP unit	$1.06	$0.65
Diluted weighted average LP units outstanding	299	245
Distributions declared per LP unit	$2.00	$2.00

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2022	2021
	(in millions)
ASSETS
Cash and cash equivalents	$2,160	$2,321
Cash held at consolidated affiliated partnerships and restricted cash	3,801	2,115
Investments	7,397	9,151
Due from brokers	5,658	5,530
Accounts receivable, net	604	546
Inventories	1,720	1,478
Property, plant and equipment, net	4,067	4,085
Derivative assets, net	469	612
Goodwill	288	290
Intangible assets, net	581	595
Other assets	1,084	1,023
Total Assets	$27,829	$27,746
LIABILITIES AND EQUITY
Accounts payable	$1,105	$805
Accrued expenses and other liabilities	2,519	1,778
Deferred tax liabilities	447	390
Derivative liabilities, net	729	787
Securities sold, not yet purchased, at fair value	4,776	5,340
Due to brokers	1,369	1,611
Debt	7,126	7,692
Total liabilities	18,071	18,403

Equity:
Limited partners	4,199	4,298
General partner	(756)	(754)
Equity attributable to Icahn Enterprises	3,443	3,544
Equity attributable to non-controlling interests	6,315	5,799
Total equity	9,758	9,343
Total Liabilities and Equity	$27,829	$27,746

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA and Adjusted EBITDA. EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non-operational charges. We present EBITDA and Adjusted EBITDA on a consolidated basis and on a basis attributable to Icahn Enterprises net of the effects of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	do not reflect changes in, or cash requirements for, our working capital needs; and
•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the depositary units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The Nasdaq Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the depositary units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

	March 31,	December 31,
	2022	2021
	(in millions)(unaudited)
Market-valued Subsidiaries and Investments:
Holding Company interest in Investment Funds(1)	$4,684	$4,271
CVR Energy(2)	1,818	1,197
Delek(2)	28	105
Total market-valued subsidiaries and investments	$6,530	$5,573

Other Subsidiaries:
Viskase(3)	$230	$230
Real Estate Holdings(1)	462	472
WestPoint Home(1)	138	132
Vivus(1)	254	259

Automotive Services(4)	937	952
Automotive Parts(1)	493	422
Automotive Owned Real Estate Assets(5)	1,187	1,187
Icahn Automotive Group	2,617	2,561

Total other subsidiaries	$3,701	$3,654
Add: Other Holding Company net assets(6)	(58)	(3)
Indicative Gross Asset Value	$10,173	$9,224
Add: Holding Company cash and cash equivalents(7)	1,369	1,707
Less: Holding Company debt(7)	(5,311)	(5,810)
Indicative Net Asset Value	$6,231	$5,121

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied, is made as to the accuracy and correctness of Indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Represents GAAP equity attributable to us as of each respective date.
(2)	Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3)	Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended March 31, 2022 and December 31, 2021.

(4)	Amounts based on market comparables due to lack of material trading volume, valued at 14.0x Adjusted EBITDA for the twelve months ended March 31, 2022 and December 31, 2021.
(5)	Management performed a valuation on the owned real-estate with the assistance of third-party consultants to estimate fair-market-value. This analysis utilized property-level market rents, location level profitability, and utilized prevailing cap rates ranging from 5.5% to 6.5%. The valuation assumed that triple net leases are in place for all the locations at rents estimated by management based on market conditions. There is no assurance we would be able to sell the assets on the timeline or at the prices and lease terms we estimate. Different judgments or assumptions would result in different estimates of the value of the real estate assets. Moreover, although we evaluate and provide our Indicative Net Asset Value on a quarterly basis, the estimated values may fluctuate in the interim, so that any actual transaction could result in a higher or lower valuation.
(6)	Holding Company’s balance as of each respective date, excluding non-cash deferred tax assets or liabilities. For March 31, 2022, the distribution payable was adjusted to $49 million, which represents the actual distribution paid subsequent to March 31, 2022.
(7)	Holding Company’s balance as of each respective date.

	Three Months Ended March 31,
	2022	2021
	(in millions)(unaudited)
Adjusted EBITDA
Net income	$885	$599
Interest expense, net	132	194
Income tax expense	98	17
Depreciation and amortization	122	127
EBITDA before non-controlling interests	1,237	937
(Gain) loss on disposition of assets, net	(2)	-
Transformation losses	14	24
Other	3	(9)
Adjusted EBITDA before non-controlling interests	$1,252	$952

Adjusted EBITDA attributable to IEP
Net income	$323	$162
Interest expense, net	103	136
Income tax expense	90	30
Depreciation and amortization	85	93
EBITDA attributable to IEP	601	421
(Gain) loss on disposition of assets, net	(2)	-
Transformation losses	14	24
Other	3	(10)
Adjusted EBITDA attributable to IEP	$616	$435

Investor Contact:

Ted Papapostolou, Chief Financial Officer

(305) 422-4100